Letter of Undertaking
(Translation)

The undersigned, Yuan Chun-Tang, Jack Sun Tao-Tsun, Michael Lee Chao-Chun and Andy Cheng Chow-Chun, are directors of Moon View Ventures Limited ("Moon View"), a 100% directly and indirectly owned subsidiary of Pacific Electric Wire & Cable Corporation Limited ("PEWC"), in connection with Moon View's buyback from Asset Managers Co., Ltd. of 7,307,948 shares of common shares of Asia Pacific Wire & Cable Corporation Limited ("APWC"), undertake, during the period of PEWC's financial restructuring under supervision of Banking Group, to the Banking Group of the following:

1.	After Moon View buys back a majority of total issued and outstanding shares of APWC, to reorganize the board of directors of APWC, and the independent directors shall compose of the majority of the board of directors after such reorganization, with prior consent by the Banking Group of all nominates for such independent directors.

2.	To place the APWC shares so redeemed in trust for the Banking Group with its supervising certified public accountant or other third party designated by the Banking Group, and the right to receive dividend, interest or other property rights to be pledged with the Banking Group.

3.	In the event of default by PEWC under agreements with the Banking Group for a consecutive three months, Banking Group shall have right to declare such default and to unilaterally dispose of such APWC shares.

4.	In case any part of this undertaking is proved to be untrue, and the Banking Group suffers damage resulting therefrom, the undersigned shall be liable to the Banking Group for such damages.

To:  Banking Group
                Supervising CPA Mr. Maa of KPMG

<Signed by the Directors of Moon View Yuan Chun-Tang, Jack Sun Tao-Tsun, Michael Lee Chao-Chun, David Sun Tao-Heng and Andy Cheng Chow-Chun >

Date: September 9, 2005

Letter of Undertaking
(Translation)

The undersigned, Yuan Chun-Tang, Jack Sun Tao-Tsun, Michael Lee Chao-Chun and Andy Cheng Chow-Chun, are directors of Pacific Electric Wire & Cable Corporation Limited ("PEWC"), in connection with PEWC's buyback from Asset Managers Co., Ltd. of 7,307,948 shares of common shares of Asia Pacific Wire & Cable Corporation Limited ("APWC"), undertake, during the period of PEWC's financial restructuring under supervision of Banking Group, to the Banking Group of the following:

1.	PEWC will use the proceeds of sale of the building located in Singapore for the purpose of redemption of APWC's shares. PEWC will be responsible for the deficiency if any.

2.	After Moon View Ventures Limited ("Moon View") buys back a majority of total issued and outstanding of APWC's shares, to reorganize the board of directors of APWC, and the independent directors shall compose of a majority of the board of directors after such reorganization, with prior consent by the Banking Group of the nominates for such independent directors.

3.	To place the APWC shares so redeemed in trust for the Banking Group with its supervising certified public accountant or other third party designated by the Banking Group, and the right to receive dividend, interest or other property rights to be pledged with the Banking Group.

4.	Beginning from October 2005, PEWC shall appropriate fund for repayments of principal as follows, in addition to any repayment as result of any disposal of assets:

(1)	from October through December 2005, fund to be appropriated monthly in the amount of NT$ 10,000,000.

(2)	from January through March 2006, fund to be appropriated monthly in the amount of NT$ 15,000,000.

(3)	from April through June 2006, fund to be appropriated monthly in the amount of NT$ 20,000,000.

(4)	from July through September 2006, fund to be appropriated monthly in the amount of NT$ 35,000,000.

5.	In the event of default by PEWC under agreements with the Banking Group for a consecutive three months, Banking Group shall have right to declare such default and to unilaterally dispose of such APWC shares.

6.	In case any part of this undertaking is proved to be untrue, and the Banking Group suffers damage resulting therefrom, the undersigned shall be liable to the Banking Group for such damages.

To:  Banking Group
                Supervising CPA Mr. Maa of KPMG

<Signed by Directors of PEWC Yuan Chun-Tang, Jack Sun Tao-Tsun, Michael Lee Chao-Chun, David Sun Tao-Heng and Andy Cheng Chow-Chun >